UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): February 6, 2018

NeuroOne Medical Technologies Corporation

(Exact name of registrant as specified in its charter)

Delaware	000-54716	27-0863354
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10006 Liatris Lane, Eden Prairie, MN 55347

(Address of principal executive offices and zip code)

952-237-7412

(Registrant's telephone number including area code)

(Registrant's former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging Growth Company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.02.  Unregistered Sales of Equity Securities

Consulting Agreements

On March 16, 2018, NeuroOne Medical Technologies Corporation (the “Company”) filed a Current Report on Form 8-K (the “Original 8-K”) under Item 3.02 disclosing, among other things, that on February 6, 2018, in consideration for consulting services, the Company agreed to issue to an investor relations firm shares of the Company’s common stock, par value $0.001 per share (the “Common Stock”).

This amendment to the Original 8-K is being filed to correct the date of the earliest event reported and the number of shares of Common Stock that the Company agreed to issue to the investor relations firm. The Original 8-K inadvertently reflected March 12, 2018 as the date of the earliest event reported instead of February 6, 2018. The Original 8-K inadvertently reflected 350,000 shares instead of 250,000 shares. No other changes to the Original 8-K were made.

As previously disclosed, the above issuance was completed in reliance on exemptions from registration under Section 4(a)(2) of the Securities Act. These transactions qualified for exemption from registration because (i) the Company did not engage in any general solicitation or advertising to market the securities; (ii) each purchaser was provided the opportunity to ask questions and receive answers from the Company regarding the Company; (iii) the securities were issued to persons with knowledge and experience in financial and business matters so that he or she is capable of evaluating the merits and risks of an investment in the Company; and (iv) the recipients received “restricted securities.”

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

NEUROONE MEDICAL TECHNOLOGIES CORPORATION

By:	/s/ Dave Rosa
Name: David Rosa
Title: Chief Executive Officer

Dated: April 2, 2018

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